UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-54239	27-3601979
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron Street, Suite 113 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

(702) 527-2060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2020, Digipath, Inc. (the “Company”) and the holders of three of its convertible notes in the aggregate principal amount of $700,000 (“Notes”) agree to amend and restate such Notes so as to (i) extend the maturity dates thereof to August 10, 2022, (ii) reduce the interest rate thereunder from 8% to zero, and (iii) reduce the conversion price thereunder to $0.03 per share (collectively, the “Amendments”). Prior to the Amendments, two of the Notes in the aggregate principal amount of $500,000 were due to mature on December 31, 2020 and had a conversion price of $0.14 per share, and the remaining Note in the principal amount of $200,000 had a maturity date of September 23, 2020 and a conversion price of $0.11 per share.

The information set forth above is qualified in its entirety by reference to the actual terms of the Amended and Restated Notes, which have been filed as Exhibits 10.1, 10.2 and 10.3, respectively, and which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Amended and Restated Senior Secured Convertible Promissory Note dated September 30, 2020, between Digipath Labs, Inc. and Nordhaven, LLC.
Exhibit 10.2	Amended and Restated Senior Secured Convertible Promissory Note dated September 30, 2020, between Digipath Labs, Inc. and CSW Ventures, LP.
Exhibit 10.3	Amended and Restated Senior Secured Convertible Promissory Note dated September 30, 2020, between Digipath Labs, Inc. and CSW Ventures, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digipath, Inc.

Date: October 7, 2020

By:	/s/ Todd Peterson
Todd Peterson
Chief Financial Officer